EXHIBIT 10.6

EXHIBIT 10.6

(718) 624-7400 Fax: (718) 935-0378

J.W. MAYS INC.

Nine Bond Street, Brooklyn, New York 11201-5805

CONSULTING AGREEMENT

This amended Consulting Agreement (this “Agreement”) is made as of October 22, 2024 by and between Mark Greenblatt (“Greenblatt”), formerly Vice President and Chief Financial Officer of J. W. Mays, Inc., a New York Corporation (“Mays”), and Mays.

In consideration of the mutual terms contained in this Agreement, Mays retains and Greenblatt agrees to be retained, as an independent contractor and consultant under the following terms and conditions:

1.	The term of this Agreement shall be on a month-to-month basis and either party may terminate this Agreement upon thirty days' written notice.

2.	Greenblatt agrees to provide services to Mays when called upon, taking into account that Greenblatt will be a consultant to Mays and no longer its Chief Financial Officer and a Vice President. Greenblatt will make himself available to consult with Officers and other representative of Mays when needed.

3.	Mays agrees to pay Greenblatt $9,000 per month effective January 1, 2025, for the consulting services referred to herein.

4.	This Agreement may not be assigned by either party.

5.	This Agreement shall be construed in accordance with the internal laws of the State of New York.

/s/ Mark Greenblatt
Mark Greenblatt

J. W. MAYS, INC.

By:	/s/ Lloyd Shulman
Lloyd Shulman